AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1996
                                                          REGISTRATION NO.333-




                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549




                               FORM S-3
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933



                           CHIC BY H.I.S, INC.

           (Exact name of registrant as specified in its charter)


         DELAWARE                                     2325                                        13-3494627
(State or other jurisdiction of                 Primary Standard                     (I.R.S. Employer Identification No.)
incorporation or organization)       (Industrial Classification Code Number)

                                     1372 BROADWAY
                               NEW YORK, NEW YORK 10018
                                    (212) 302-6400
                     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                                  BURTON M. ROSENBERG
                                CHIEF EXECUTIVE OFFICER
                                  CHIC BY H.I.S, INC.
                                     1372 BROADWAY
                               NEW YORK, NEW YORK 10018
                                    (212) 302-6400
                   (Name, address, including zip code, and telephone
                   number, including area code, of agent for service)



                                    Copy to:
                             BRUCE A. GUTENPLAN, ESQ.
                     PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                            1285 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                            CALCULATION OF REGISTRATION FEE

       TITLE OF EACH CLASS             AMOUNT TO BE              PROPOSED                PROPOSED               AMOUNT OF
          OF SECURITIES                 REGISTERED           MAXIMUM OFFERING        MAXIMUM AGGREGATE      REGISTRATION FEE
        TO BE REGISTERED                                    PRICE PER SHARE(1)        OFFERING PRICE
Common Stock, $.01 par value             203,066                 $5.0625                 $1,028,022               $354

(1)ESTIMATED SOLELY FOR THE PURPOSE OF COMPUTING THE REGISTRATION FEE AT THE AVERAGE OF THE REPORTED HIGH ($5.125 ) AND LOW ($5.00 ) PRICES OF THE REGISTRANT'S COMMON STOCK ON THE NEW YORK STOCK EXCHANGE ON JUNE 19, 1996, IN ACCORDANCE WITH RULE 457(C) OF THE SECURITIES ACT OF 1933.




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JUNE 25, 1996

PROSPECTUS
                            203,066 SHARES

                          CHIC BY H.I.S, INC.

                             COMMON STOCK

           All of the shares of Common Stock, par value $.01 per share ("Common Stock"), of Chic by H.I.S, Inc. (the "Company") offered hereby (the "Offering") may be sold from time to time by the selling stockholder named herein (the "Selling Stockholder") in transactions on the New York Stock Exchange (the "NYSE") or otherwise at prices and on terms prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions or otherwise. See "Plan of Distribution." The aggregate proceeds to the Selling Stockholder from the sale of the Common Stock offered hereby will be the purchase price thereof, less the aggregate brokerage commissions, agent's discount or underwriter's discount, if any, and the expenses of distribution not borne by the Company. The Company will not receive any of the proceeds from the sale of Common Stock offered hereby. All expenses incurred in connection with this Offering, estimated at $15,854, will be borne by the Company, other than any commissions or discounts paid or allowed by the Selling Stockholder to underwriters, dealers, brokers or agents.

           All of the shares of Common Stock offered hereby have been "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), prior to their registration under the registration statement of which this Prospectus is a part.

           The Common Stock is traded on the NYSE under the symbol "JNS." On June 24, 1996, the last reported sales price of the Common Stock was $4.875 per share.

          SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK.
                        ______________________


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


          The date of this Prospectus is               , 1996

                             RISK FACTORS

           THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE MATTERS DISCUSSED OR INCORPORATED BY REFERENCE HEREIN ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE RISK FACTORS SET FORTH BELOW AS WELL AS THE FOLLOWING: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; FASHION, APPAREL AND OTHER INDUSTRY TRENDS; COMPETITION; OVERSEAS EXPANSION; THE LOSS OF MAJOR CUSTOMERS; CHANGES IN DEMAND FOR THE COMPANY'S PRODUCTS; COST AND AVAILABILITY OF RAW MATERIALS; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; QUALITY OF MANAGEMENT; AND AVAILABILITY, TERMS AND DEPLOYMENT OF CAPITAL. SPECIAL ATTENTION SHOULD BE PAID TO SUCH FORWARD-LOOKING STATEMENTS INCLUDING, BUT NOT LIMITED TO, STATEMENTS RELATING TO THE COMPANY'S ABILITY TO OBTAIN SUFFICIENT FINANCIAL RESOURCES TO MEET ITS CAPITAL EXPENDITURES AND WORKING CAPITAL NEEDS, FINANCIAL RISKS ASSOCIATED WITH CUSTOMERS EXPERIENCING FINANCIAL DIFFICULTIES, THE BENEFITS EXPECTED TO BE DERIVED FROM THE RESTRUCTURING DESCRIBED IN CERTAIN DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, INTERNATIONAL EXPANSION AND COMPETITION.

           AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY.

           DEPENDENCE ON MAJOR CUSTOMERS. The Company's two largest customers, Kmart Corporation ("K-Mart") and Target, a division of Dayton Hudson Corporation ("Target"), together accounted for approximately 35% and 37% of the Company's consolidated net sales during fiscal 1994 and fiscal 1995, respectively. Each of these customers accounted for more than ten percent of the Company's consolidated net sales in such periods. The loss of either K-Mart or Target could have an adverse effect on the results of the Company's operations. In addition, several of the Company's licensees sell products bearing the Company's trademarks to the same retailers, including K-Mart. The Company has no long-term commitments or long-term contracts with any of its customers.

           RECENT APPAREL INDUSTRY TRENDS. Competition in the apparel industry has been exacerbated by the recent consolidations and closings of major stores. Like many of its competitors, the Company sells to certain retailers who have recently experienced financial difficulties and some of whom are currently operating under the protection of the federal bankruptcy laws. Although the Company monitors the financial condition of its customers, the Company cannot predict what effect, if any, the financial condition of such customers will have on the Company. The Company believes that developments to date within these companies have not had a material adverse effect on the Company's financial position or results of operations. Although the Company currently does not manufacture in foreign countries for the domestic market, as new opportunities arise for manufacturing in foreign countries for the domestic market (either through subcontractors or on a direct basis), such as opportunities presented by the North American Free Trade Agreement or changes in international economic conditions, the Company and its competitors may avail themselves of any advantages of manufacturing in foreign countries, which may tend to increase competition. In this regard, the Company is currently seeking to establish manufacturing operations in Mexico.

           NATURE OF INDUSTRY; DEPENDENCE ON JEANS. The apparel industry is highly competitive and characterized generally by ease of entry. Many of the Company's competitors are substantially larger and have greater financial, marketing and other resources than the Company. The Company's revenues are derived principally from sales of jeans products. Although the Company's products for the domestic market have historically been less sensitive to fashion trends than higher fashion lines, the apparel industry is subject to rapidly changing consumer preferences, which may have an adverse effect on the results of the Company's operations if the Company materially misjudges such preferences.

           DEPENDENCE ON KEY PERSONNEL. The Company depends on the services of certain key personnel, including Mr. Burton M. Rosenberg, the Chairman of the Board and Chief Executive Officer of the Company. The Company believes that the loss of the services of any of these key personnel could have an adverse effect on the results of the Company's operations.

           RISKS OF DOING BUSINESS OVERSEAS. The Company's sales and earnings attributable to its European operations have generally been increasing in recent years and may in the future constitute a greater proportion of the Company's sales and earnings. In general, the Company believes that the demand for jeans in foreign markets is more susceptible to changes in fashion preferences than in the domestic market. In addition, it is not possible to predict accurately the effect that the continued elimination of trade barriers among members of the European Union will have on the Company's operations in Europe. The Company is also expanding its activities in Eastern Europe, where economic, political and financial conditions are changing rapidly, and is currently seeking to establish manufacturing operations in Mexico. In general, there can be no assurance that the results of the Company's European operations or any operations in Mexico that the Company may establish will not be adversely affected by factors such as restrictions on transfer of funds, political instability, competition, the relative strength of the U.S. dollar, changes in fashion preferences and general economic conditions.

           ABSENCE OF DIVIDENDS. The Company has not, in recent years, paid any cash or other dividends on its Common Stock, and there can be no assurance that the Company will pay cash dividends in the foreseeable future. As a holding company, the ability of the Company to pay dividends is dependent upon the receipt of dividends or other payments from its subsidiaries. The Company's domestic credit agreements (the "Loan Agreements") contain certain limitations on the Company's ability to pay dividends. In addition, an agreement between h.i.s. sportswear GmbH, the Company's wholly owned German subsidiary ("Sportswear"), and one of its lenders would prohibit Sportswear from paying dividends to the Company under certain circumstances.

           INFLUENCE ON THE COMPANY. Kenbarb Corp., a Delaware corporation ("Kenbarb"), holds approximately 3.7% of the outstanding shares of Common Stock. The stockholders of Kenbarb are all officers of the Company. By virtue of a voting trust agreement among such stockholders, Mr. Rosenberg controls Kenbarb and therefore will have the power to vote the outstanding shares of Common Stock of the Company that are held by Kenbarb. In addition, by virtue of voting trust agreements with certain stockholders of the Company, Mr. Rosenberg effectively controls the vote of approximately 6.7% of the outstanding shares of Common Stock (excluding the shares of Common Stock offered hereby). See "Selling Stockholder." Mr. Rosenberg is also the voting trustee under a voting trust agreement with certain officers of the Company who have received options to purchase shares of Common Stock under the Company's 1993 Stock Option Plan, as amended. Pursuant to such voting trust agreement, such officers have agreed to deposit in the voting trust any shares of Common Stock issued to them upon their exercise of any of their options. Accordingly, Mr. Rosenberg, together with Mr. Jesse S. Siegel (who is a director and owns approximately 8.7% of the outstanding shares of Common Stock), may have the ability to influence the policies and affairs of the Company.

           LEVERAGE AND FINANCIAL COVENANTS. Although the Company's initial public offering in February 1993 and the other components of its refinancing plan (the "Refinancing Plan") improved the Company's operating and financial flexibility, the Company continues to have indebtedness that could adversely affect its ability to respond to changing business and economic conditions. At November 4, 1995, the Company had an aggregate of approximately $86.3 million of indebtedness (including capital leases) outstanding and the Company's stockholders' equity was approximately $113.4 million. In addition, the Company's Loan Agreements contain covenants that impose certain operating and financial restrictions on the Company. Such restrictions affect, and in many respects limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, create liens, sell assets, engage in mergers or acquisitions, make capital expenditures and pay dividends.

           ANTI-TAKEOVER PROVISIONS. Certain provisions in the Company's charter documents, such as the authorization of "blank check" preferred stock, could have the effect of discouraging certain attempts to acquire the Company or remove incumbent directors even if some of the Company's stockholders deem such an attempt to be in the Company's and their best interest. Management and affiliates of the Company may be deemed to have effective control of the Company, which may give management and such affiliates the ability to influence the election of directors and other stockholder actions.

           FUTURE SALES OF COMMON STOCK. In connection with the Refinancing Plan, the Company issued to its then lenders and to Mr. Jesse Siegel an aggregate of 1,913,644 shares of Common Stock, which shares were not registered in the initial public offering. The Company granted to such lenders and Mr. Siegel certain registration rights with respect to such shares. In June 1994, 659,421 of the 1,913,644 shares were sold by three of the four lenders in a registered secondary public offering. In February 1995, 753,623 of such shares were registered by the Company for sale by the remaining lender in a public shelf offering. The remaining 500,000 shares, which are held by Mr. Siegel, are "restricted securities" as that term is defined in Rule 144 under the Securities Act and may be sold under certain circumstances without registration pursuant to such rule. The Company also granted certain registration rights to the representatives of the underwriters of its initial public offering with respect to 600,000 shares of Common Stock underlying warrants sold to such representatives at the time of such offering and to the holders of the 838,545 shares of Common Stock outstanding (including the shares of Common Stock offered hereby) immediately prior to the initial public offering. The Company expects that certain of such stockholders or warrantholders or both may wish to sell shares of Common Stock in the relatively near future, either through the exercise of their registration rights or pursuant to Rule 144 or both.

           No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of

Common Stock in the public
market, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. If such sales reduce the market price of the Common Stock, the Company's ability to raise additional capital in the equity markets could be adversely affected.


                                  THE COMPANY

           The Company designs, manufactures and markets moderately priced, basic style, cotton denim jeans, casual pants and shorts for women, girls, men and boys, which are sold throughout the United States principally through mass merchandisers. The Company also markets similar apparel in Europe, primarily in Germany. In the United States, women's and girls' jeans and casual pants are generally marketed under the CHIC<reg-trade-mark> brand name, and men's and boys' jeans and casual pants are generally marketed under the H.I.S<reg-trade-mark> brand name, while in Europe all of the Company's apparel is sold under the H.I.S brand name.

           The Company licenses the use of its trademarks, primarily the CHIC brand name, to approximately 30 domestic licensees for a variety of products, including women's sportswear, fleece activewear, intimate apparel, accessories, hosiery and athletic and casual footwear. Most of these products complement apparel products manufactured by the Company.

           Unless the context indicates otherwise, the term "Company," as used in this Prospectus, refers to Chic by H.I.S, Inc., its subsidiaries and its predecessors. The Company's executive offices are located at 1372 Broadway, New York, New York 10018, and its telephone number is (212) 302-6400.


                                 USE OF PROCEEDS

           The Company will not receive any of the proceeds from the sale of shares of Common Stock offered hereby, nor will any such proceeds be available for use by the Company or otherwise for the Company's benefit.


                               SELLING STOCKHOLDER

           The shares of Common Stock offered hereby are being registered pursuant to the demand of Nancy E. Siegel Jaffee (the "Selling Stockholder") pursuant to a Registration Rights Agreement, dated as of January 22, 1993, among the Company, the Selling Stockholder and certain other parties. Prior to the Offering, as of June 19, 1996, the Selling Stockholder beneficially owned 203,066 shares of Common Stock, representing approximately 2.1% of the outstanding Common Stock. Such shares were previously subject to a voting trust agreement under which Burton M. Rosenberg is the voting trustee. All of such shares have been released from the voting trust and are being offered hereby.

                             PLAN OF DISTRIBUTION

           The Selling Stockholder has advised the Company that she may from time to time offer and sell the shares of Common Stock offered hereby on the New York Stock Exchange (the "NYSE"), in privately negotiated transactions or otherwise at prices prevailing in such market or as may be negotiated at the time of sale. Such shares may also be publicly offered through agents, underwriters or dealers, in which event the Selling Stockholder may enter into agreements with respect to such offering. In effecting sales, brokers and dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive usual and customary commissions or discounts from the Selling Stockholder in amounts to be negotiated (and, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser). Brokers or dealers may agree with the Selling Stockholder to sell a specified number of shares at a stipulated price per share and, to the extent such a broker or dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Brokers or dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other brokers or dealers, including transactions of the nature described above) on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices or otherwise, and in connection with such resales may pay to or receive from the purchasers of such shares commissions as described above.

           All expenses incurred in connection with the registration of the shares offered hereby, estimated at $15,854, will be borne by the Company, except that any brokerage commissions or discounts paid or allowed by the Selling Stockholder to brokers, agents, underwriters or dealers shall be payable by the Selling Stockholder. In connection with any sales, the Selling Stockholder and any brokers participating in such sales may be deemed to be "Underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts or commissions.


                                 LEGAL MATTERS

           The validity of the securities offered hereby has been passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064.


                                    EXPERTS

           The consolidated financial statements and schedules of the Company incorporated by reference herein and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports with respect thereto, and are incorporated by reference herein and in the Registration Statement in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement") (which term encompasses any amendments thereto) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits thereto.

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements and other information, as well as the Registration Statement and the exhibits thereto, filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.


                      DOCUMENTS INCORPORATED BY REFERENCE

            The Company incorporates herein by reference the following documents filed with the Commission under the Exchange Act: (a) the Company's Annual Report on Form 10-K for the fiscal year ended November 4, 1995, as amended; (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 3, 1996, as amended; (c) the Company's Quarterly Report on
Form 10-Q for the fiscal quarter ended May 4, 1996; and (d) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 12, 1993, as amended.

            All documents filed with the Commission by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or telephone requests should be directed to Chief Financial Officer, Chic by H.I.S, Inc., 1372 Broadway, New York, New York 10018, telephone (212) 302-6400.

TABLE OF CONTENTS

                           PAGE
                                                       203,066 Shares
Risk Factors               2
The Company                5
Use of Proceeds            5
Selling Stockholder        5
Plan of Distribution       6                         CHIC BY H.I.S, INC.
Legal Matters              6
Experts                    6
Available Information      7
Documents Incorporated by
   Reference               7                            COMMON STOCK
____________________

NO  PERSON HAS BEEN AUTHORIZED
TO GIVE  ANY INFORMATION OR TO                          _____________
MAKE  ANY  REPRESENTATIONS  IN
CONNECTION WITH  THIS OFFERING                           PROSPECTUS
OTHER THAN THOSE CONTAINED  IN                          _____________
THIS PROSPECTUS, AND, IF GIVEN
OR  MADE,  SUCH INFORMATION OR
REPRESENTATIONS  MUST  NOT  BE
RELIED  UPON  AS  HAVING  BEEN
AUTHORIZED  BY  THE COMPANY OR
THE    SELLING    STOCKHOLDER.
NEITHER THE DELIVERY  OF  THIS
PROSPECTUS  NOR  ANY SALE MADE                                 , 1996
HEREUNDER  SHALL,  UNDER   ANY
CIRCUMSTANCES,    CREATE   ANY
IMPLICATION  THAT  THERE   HAS
BEEN  NO CHANGE IN THE AFFAIRS
OF THE  COMPANY SINCE THE DATE
HEREOF OR THAT THE INFORMATION
CONTAINED HEREIN IS CORRECT AS
OF ANY TIME  SUBSEQUENT TO THE
DATE HEREOF.   THIS PROSPECTUS
DOES NOT CONSTITUTE  AN  OFFER
TO  SELL OR A SOLICITATION  OF
AN OFFER TO BUY ANY SECURITIES
OTHER   THAN   THE  REGISTERED
SECURITIES    TO   WHICH    IT
RELATES.  THIS PROSPECTUS DOES
NOT  CONSTITUTE  AN  OFFER  TO
SELL OR THE SOLICITATION OF AN
OFFER  TO  BUY SUCH SECURITIES
IN ANY CIRCUMSTANCES  IN WHICH
SUCH OFFER OR SOLICITATION  IS
UNLAWFUL.

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           THE FOLLOWING ARE THE EXPENSES OF THE ISSUANCE AND DISTRIBUTION OF THE SECURITIES BEING REGISTERED, ALL OF WHICH WILL BE PAID BY THE REGISTRANT. ALL FEES AND EXPENSES OTHER THAN THE SEC REGISTRATION FEE ARE ESTIMATED. THE SELLING STOCKHOLDER WILL BEAR THE COST OF ALL SELLING COMMISSIONS PAYABLE WITH RESPECT TO THE SALE OF THE REGISTERED SHARES.

SEC REGISTRATION FEE............................................$   354
LEGAL FEES AND EXPENSES......................................... 10,000
ACCOUNTING FEES AND EXPENSES....................................  2,500
MISCELLANEOUS...................................................  3,000
                                                                 ------
     Total..................................................... $15,854


Item 15.  Indemnification of Directors and Officers.

           Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

           Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

           Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

           Section 102(b)(7) of the GCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase that was illegal or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Restated Certificate of Incorporation contains such a provision.

           Section 9 of the Restated Certificate of Incorporation and Article 8 of the By-laws of the Company provide that, to the extent not prohibited by law, the Company shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company, or is or was serving in any capacity at the request of the Company for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). The By-laws provide that the foregoing indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled apart from the foregoing provisions.

           Under Section 9 of the Restated Certificate of Incorporation and
Article 8 of the By-laws, the Company is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Restated Certificate of Incorporation, the By-laws or under Section 145 of the GCL or any other provision of law.

           Pursuant to Section 8.2 of the Registration Rights Agreement, dated as of November 20, 1992, among Chrysler Capital Corporation, Whirlpool Financial Corporation, National Westminster Bank USA, B.T. Expedition, Inc. and Mr. Jesse S. Siegel (collectively, the "Holders") and the Company, in connection with any registration of the shares of Common Stock held by such Holders, each Holder has agreed to indemnify, under certain conditions, the Company and each officer, director and controlling person of the Company against certain liabilities.

           Pursuant to Section 8.2 of the Registration Rights Agreement, dated as of January 22, 1993, among Kenbarb Corp., Milan Danek, Nancy Siegel Jaffee, Hillary Siegel Levin and Stephen Weiner (the "Holders") and the Company, in connection with any future registration of the shares of Common Stock held by the Holders, each of the Holders has agreed to indemnify, under certain conditions, the Company and each officer, director and controlling person of the Company against certain liabilities.

           The Representatives' Warrant Agreement, dated as of February 18, 1993, among Nomura, Josephthal and Tucker Anthony (collectively, the "Representatives") and the Company, contains provisions by which the Representatives agree to indemnify the Company and each officer, director and controlling person of the Company against certain liabilities.

           The Underwriting Agreement, dated June 22, 1994, among the Company, Tucker Anthony and the selling stockholders named therein, contains provisions by which Tucker Anthony and the selling stockholders agree to indemnify the Company and each officer, director and controlling person of the Company against certain liabilities.

ITEM 16.  EXHIBITS.

EXHIBIT NO.DESCRIPTION

  4.1-- Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 No. 33-56270.)

  4.2-- By-laws of the Company. (Incorporated herein by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1 No. 33-56270.)

  4.3-- Registration Rights Agreement, dated as of January 22, 1993, among the Company, Kenbarb Corp., Milan Danek, Nancy Siegel Jaffee, Hillary Siegel Levin and Stephen Weiner. (Incorporated herein by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-K for the fiscal year ended November 6, 1993.)

  4.4-- Voting Trust Agreement, dated as of June 27, 1990, among Nancy Siegel Jaffee, Hillary Siegel Levin and Burton M. Rosenberg, as voting trustee. (Incorporated herein by reference to Exhibit 9.3 to the Company's Registration Statement on Form S-1 No. 33-56270.)

  5.1-- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of the Common Stock.

 23.1--  Consent of BDO Seidman, LLP.

 23.2-- Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in its opinion filed as Exhibit 5.1).

 24.1--  Power of Attorney (included on signature page).

ITEM 17.UNDERTAKINGS.


(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (b)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (c) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 25, 1996.


                             CHIC BY H.I.S, INC.


                             By:/s/ BURTON M. ROSENBERG
                                -----------------------------------
                                  Burton M.  Rosenberg
                                  Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Burton M. Rosenberg and Stuart Jaeger or any of them his true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                       Capacity                   Date
[S]                               [C]                            [C]
/s/ BURTON M. ROSENBERG           Chairman of the Board, Chief   June 25, 1996
- -----------------------           Executive Officer and Director
    Burton M. Rosenberg           (Principal Executive Officer)

     /s/ JOHN CHIN                Chief Financial Officer        June 25, 1996
- -----------------------           and Treasurer (Principal
         John Chin                Financial Officer)

   /s/ STUART JAEGER              Controller and Secretary       June 25, 1996
- -----------------------           (Principal Accounting Officer)
       Stuart Jaeger

     /s/ MILAN DANEK                     Director                June 25, 1996
- ----------------------
         Milan Danek

         SIGNATURE                       CAPACITY                    DATE

   /s/ RICHARD K. HOWE                   Director                June 25, 1996
- ---------------------------
       Richard K. Howe

                                         Director                June   , 1996
- ---------------------------
       Hirsh Jacobson

 /s/ ROLAND L. KIMBERLIN                 Director                June 25, 1996
- ---------------------------
     Roland L. Kimberlin

  /s/ ROBERT F. LUEHRS                   Director                June 25, 1996
- ---------------------------
      Robert F. Luehrs
                                         Director                June   , 1996

- ----------------------------
      Jesse S. Siegel


  /s/ HARVEY SILVERMAN                   Director                June 25, 1996
- ----------------------------
      Harvey Silverman


- ----------------------------             Director                June   , 1996
      Rica Spector


/s/ EDWARD J. WALSH, JR.                 Director               June 25, 1996
- ----------------------------
    Edward J. Walsh, Jr.